Exhibit 99.1
Press Release dated January 23, 2007

Financial Media Group, Inc. Rated 'Speculative Buy' by Independent Research Firm

IRVINE, Calif., Jan. 23 /PRNewswire-FirstCall/ -- Financial Media Group, Inc. (OTC Bulletin Board: FNGP), a diversified media and advertising company, today announced that it has received initial research coverage from analyst Brian R. Connell, CFA at Harbinger Research LLC, New York, with a rating of 'Speculative Buy.'

In the report, Harbinger states that the key driver behind its rating was the Company's 'accelerating revenue growth and the rollout of its new social networking and community site,' www.mywallst.net. Connell placed a two-year price target of $5.00 a share on the stock, and a three-year price target of $8.00.

Although www.mywallst.net is a new initiative for the Company, Harbinger states that 'unlike many social network site start-ups, Financial Media Group can leverage its active member base...to jump-start adoption to the point of critical mass.' In addition to its base of members, traffic at the Company's existing Web property, www.wallst.net, is currently totaling more than 300,000 visitors a month.

Citing the success of social networking applications similar to those found at www.mywallst.net, the Harbinger report states that this 'newest generation of tools and applications has the potential to spawn hugely successful businesses, as community sites tend to have monopoly pricing power, low customer acquisition costs and relatively low content-creation and acquisition costs.'

The report provides readers with a comprehensive overview of the Company's current content offering, Web properties, financials, management team, corporate strategy and competitive advantage.

Harbinger listed the Company's key competitors as well-established financial information hubs including Yahoo! Finance and AOL, and states that '[Financial Media Group, Inc.] has certainly built a strong business to-date in the face of just such competitive pressures, and given what we believe to be some very intelligent new products and initiatives, have no reason to expect them to stumble simply because of the presence of the competitive pressure under which they have so far thrived.'

As part of its Valuation and Investment Opinion, Harbinger states: 'Given that acquisitions in the financial portal and the online community industries can routinely range from five times to eight times trailing sales, this yields a potential take-over value three years from now of $150mln - $240mln, several times the company's current market capitalization.'

Harbinger Research, a New York-based independent equity research firm, was retained by the Company because of its focus on providing coverage to small- cap companies. To view the entire research report, written by Senior Research Analyst Brian R. Connell, CFA, please visit www.harbingerresearch.com.

About Financial Media Group, Inc.

Financial Media Group, Inc. is a diversified media and advertising company that owns and operates www.wallst.net, a branded financial consumer gateway that provides in-depth, original, multimedia editorial content, up-to-the-minute business news, and comprehensive financial tools and data for investors. In addition to WallSt.net, Financial Media Group, Inc. owns and operates www.mywallst.net, the Web's first multimedia social network for the global financial community. Financial Media Group, Inc. also owns 'The Wealth Expo,' a leading producer of educational investor expositions that are held across the United States. For more information, visit www.financialmediagroupinc.com.

Forward-Looking Statements:

This press release includes forward-looking statements concerning the future performance of our business, its operations and its financial performance and condition, and also includes selected operating results presented without the context of accompanying financial results. These forward-looking statements include, among others, statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward- looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee. We are under no obligation (and we expressly disclaim any such obligation) to update or alter the forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Financial Media Group, Inc.
(949)486-3990

SOURCE Financial Media Group, Inc.

Source: PR Newswire (January 23, 2007 - 4:18 PM EST)

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